UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2006

LAWSON SOFTWARE AMERICAS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33335

Delaware	41-1251159
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Lawson Software, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On April 24, 2006, Lawson Software Americas, Inc. (the “Registrant”) completed a holding company reorganization with a public holding company, Lawson Software, Inc. (“Lawson Holdings”) in accordance with Section 251 of the Delaware General Corporation Law.

The holding company organizational structure was effected as of 11:58 p.m. Eastern Time on April 24, 2006 pursuant to a Plan of Merger dated as of April 24, 2006 (the “Plan of Merger”), by and among the Registrant, Lawson Holdings, (as successor to Lawson Holdings, Inc.) and Lawson Acquisition, Inc. (the “Merger Sub”). The Plan of Merger provided for the merger (the “Merger”) of Merger Sub with and into the Registrant, with the Registrant as the surviving corporation with the name “Lawson Software Americas, Inc.”  Pursuant to Section 251 of the Delaware General Corporation Law, the Registrant’s stockholders approved the Merger on April 17, 2006. As a result of the Merger, the Registrant is now a wholly owned subsidiary of Lawson Holdings. Immediately following completion of the Merger, Lawson Holdings changed its name from “Lawson Holdings, Inc.” to “Lawson Software, Inc.”  The Plan of Merger is being filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

By virtue of the Merger, each share of the Registrant’s outstanding common stock was converted on a share for share basis, into a share of common stock of Lawson Holdings. As a result, each stockholder of the Registrant became the owner of an identical number of shares of common stock of Lawson Holdings. Additionally, each outstanding option to purchase shares of the Registrant’s common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of Lawson Holdings’ common stock.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of the Registrant are deemed to represent the same number of shares of capital stock in Lawson Holdings. Lawson Holdings’ common stock will continue to be listed under the name Lawson Software, Inc. on the NASDAQ Stock Market under the symbol “LWSN” and was assigned a new CUSIP number (52078P102).

The provisions of the certificate of incorporation and bylaws of Lawson Holdings are consistent with those of the Registrant prior to the Merger. The authorized capital stock of Lawson Holdings, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also consistent with those of the Registrant’s capital stock immediately prior to the Merger.

In connection with the Merger, the Registrant assigned to Lawson Holdings all of the Registrant’s rights and Lawson Holdings assumed all of Registrant’s obligations under the Rights Agreement, dated as of July 28, 2004 and amended on June 2, 2005, by and between the Registrant and Mellon Investor Services LLC, as rights agent (the “Rights Agreement”). As a result of the Merger, rights to purchase shares of the Registrant’s Series B junior participating preferred stock pursuant to the Rights Agreement were exchanged for rights to purchase shares of Lawson Holdings’ Series B junior participating preferred stock pursuant to the Rights Agreement.

Section 8 – Other Events

Item 8.01 – Other Events

On April 25, 2006, Lawson Holdings issued a press release announcing that approximately 5,119,604 Series A shares, 157,505,164 Series B shares, and warrants to purchase 23,000,000 Series B shares of Intentia International AB (“Intentia”), representing approximately 97.4% of the outstanding shares and approximately 97.9% of the outstanding voting power in Intentia on a fully diluted basis, had been tendered to Lawson Holdings’ offer to purchase all of the outstanding Intentia Series A shares, Series B shares and warrants to purchase Series B shares (the “Exchange Offer”) and that it would promptly begin settlement of Lawson Holdings common stock issued in connection with the Exchange Offer. Lawson Holdings also announced that it has extended the Exchange Offer until 5:00 p.m., Central European Time, on May 5, 2006 to enable those holders of Intentia shares who have not yet tendered their Intentia shares to participate in the Exchange Offer. Following the expiration of the Exchange Offer

(as extended), Lawson Holdings intends to initiate compulsory acquisition proceedings under Swedish law regarding the Intentia shares not tendered in the Exchange Offer. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)   Exhibits.

2.1           Plan of Merger dated April 24, 2006

99.1         Press Release dated April 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2006	LAWSON SOFTWARE AMERICAS, INC.

	By:	/s/ Robert G. Barbieri
Robert G. Barbieri
Chief Financial Officer

Exhibit Index

2.1           Plan of Merger dated April 24, 2006

99.1         Press Release dated April 25, 2006